Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4/A of First Community Bankshares, Inc. of our report dated February 22, 2023, relating to the consolidated financial statements of First Community Bankshares, Inc. appearing in the Annual Report on Form 10-K of First Community Bankshares, Inc. for the year ended December 31, 2022.

We also consent to the reference to our firm under the caption “Experts” in this Prospectus.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

October 3, 2025